UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

POTLATCHDELTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. First Avenue, Suite 1600 Spokane, WA		99201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (509) 835-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02. Termination of a Material Definitive Agreement

Effective February 12, 2019, PotlatchDeltic Corporation and its wholly owned subsidiaries, including Del-Tin Fiber, LLC (”Del-Tin”) terminated the Letter of Credit Agreement dated February 20, 2018 (“Credit Agreement”) with SunTrust Bank relating to the Union County, Arkansas Industrial Development Revenue Bonds (Del-Tin Fiber Project), Series 1998 (the “Bonds”) in connection with the sale of Del-Tin’s medium density fiberboard (“MDF”) business to Roseburg Forest Products Co. (“Roseburg”). Roseburg has assumed all of Del-Tin’s obligations in respect of the Bonds.

ITEM 2.01. Completion of Acquisition or Disposition of Assets

On December 20, 2018, Del-Tin entered into an Asset Purchase and Sale Agreement (the “Agreement”) to sell its MDF business to Roseburg for a purchase price of 92,111,000 in cash including the assumption of $29,000,000 of revenue bond obligations. The sale was completed on February 12, 2019.

ITEM 8.01.   Other Events

Announcement of Completion of the Purchase and Sale of MDF Plant

On February 13, 2019, Del-Tin and Roseburg issued a joint press release announcing the completion of the sale of Del-Tin’s MDF plant. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated February 13, 2019

(d) Exhibits

The following items are filed as exhibits to this report:

99.1Press Release dated February 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2019

POTLATCHDELTIC CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated February 13, 2019

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